Exhibit 99.1

News Release

For Immediate Release:

January 16, 2009

Year-to-Date Sales Revenue Grows 17% for International Barrier Technology, Manufacturer of Fire-Rated Building Materials

Watkins, MN; Vancouver, BC January 16, 2009 - International Barrier Technology Inc. (“Barrier”) (IBTGF: OTCBB; IBH: TSXV), a manufacturer of proprietary fire-resistant building materials is pleased to release year-to-date fiscal (July through December) and monthly revenue and sales volumes results for the period ending December 31, 2008.  Overall revenue generated year-to-date is 17% higher at $2,711,196, vs. the $2,314,668 during the same period in 2007.  Revenue into the Residential Roof Deck Market grew 40% to $384,486 in comparison to $274,734 in 2007.  Revenue attributable to the Commercial Modular industry grew 5% to $987,036 (vs. $941,925 year-to-date through December 31, 2007) and revenue from the Structural Insulated Panel market was $17,606.  Revenue for the month of December 2008 was 6% higher at $254,010 than the $239,916 during the same period in 2007.

Sales volume of shipments of Blazeguard products for the year-to-date period July through December 2008 was 3,684,100 sq. ft.  This is an increase of 7% over the 3,438,500 sq. ft. that was shipped during the same period last year.  Residential Roof Deck sales were higher by 57% (880,400 sq. ft. vs. 561,700 sq. ft. year-to-date through December 31, 2008).  Commercial Modular shipments decreased slightly year over year to 2,758,800 sq. ft. vs. 2,814,500 sq. ft.  Shipments into the Structural Insulated Panel market for the six months were 44,800 sq. ft.

Shipment volumes for the month ending December 31, 2008 were 371,424 sq. ft.  This is an increase over the 359,900 sq. ft. that was shipped during the same period one year ago.  Commercial Modular shipments grew 19% to 313,300 sq. ft. vs. 262,300 sq. ft. shipped during the same month last year.  The demand in this market has remained steady.  Shipments into the Residential Roof Deck Market were 58,100 sq. ft. vs. 90,000 sq. ft.

“As we look forward to 2009, one main focus will be the California Wildfire Zones,” states President Michael Huddy.  “Our first major project in a California Wildfire Zone is well underway in Carmel Valley.  Blazeguard Fire-Rated Sheathing is being used as the exterior wall sheathing on the entire structure.  With our wide array of code reports, wildfire zone listings, and a successful case study under our belt; we are excited at the opportunity to market our products in a region where fire-resistance is so vital.”

About International Barrier Technology Inc.

International Barrier Technology Inc. (OTCBB: IBTGF; TSXV: IBH) develops, manufactures, and markets proprietary fire-resistant building materials branded as Blazeguard®. Barrier's award-winning Blazeguard® wood panels use a patented, non-toxic, non-combustible coating with an extraordinary capability: it releases water in the heat of fire. The panels exceed "model" building code requirements in every targeted fire test and application, and are unique in combining properties that increase panel strength and minimize environmental and human impact. Blazeguard® provides Barrier's customers a premium material choice meeting an increasingly challenging combination of requirements in residential and commercial building construction. Blazeguard® customers include many of the top multifamily homebuilders, and commercial modular building manufacturers in the United States.

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA

Tel: 866-735-3519  •  Email: mmcelwee@intlbarrier.com

INTERNATIONAL BARRIER TECHNOLOGY INC.

“Michael D. Huddy”

Michael D. Huddy

President, Director

THE TSX VENTURE EXCHANGE HAS NOT REVIEWED AND DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THE CONTENT OF THIS PRESS RELEASE.

Melissa McElwee, Investor Relations Manager

International Barrier Technology

(866) 735-3519

mmcelwee@intlbarrier.com

For more information please visit:

www.intlbarrier.com

Forward-Looking Information: The statements in this news release contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks, assumptions and uncertainties, including but not limited to the ability to generate and secure product sales. In each case actual results may differ materially from such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or modified) will not be realized.

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA

Tel: 866-735-3519  •  Email: mmcelwee@intlbarrier.com